Exhibit 99.1

For more information, please contact:

Investors and Shareholders:
Alan Lindstrom
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com

Media and Industry Analysts:
Jenny Gispen-Schultz
Cadence Design Systems, Inc.
408-944-7280
jennyg@cadence.com

Cadence Reports Second Quarter Results

San Jose, Calif., July 15, 2003—Cadence Design Systems, Inc. (NYSE: CDN) today announced total revenue for the second quarter of 2003 of $276 million, with subscription licenses approximately 82 percent of software product bookings. Pro forma earnings were $25 million or $0.09 per share based on fully diluted shares outstanding.

On a GAAP basis, including amortization of acquired intangibles, deferred stock compensation and other charges, the results were a net loss of $8 million or a net loss of $0.03 per share. A reconciliation of GAAP to pro forma earnings is included with this press release.

“I am pleased with these results, which reflect the good progress we’ve made in driving the new generation of EDA technologies into the market,” said Ray Bingham, Cadence president and CEO. “We continue to develop and integrate advanced, market-proven technologies that enable our customers to compete in an increasingly challenging technical and economic environment.”

Business Highlights

In the second quarter, the Cadence® Encounter® and Incisive™ platforms continued to penetrate key accounts. Encounter has now been deployed in more than 200 production tapeouts. And, for the second quarter in a row since its introduction, the Incisive platform was ahead of plan, gaining momentum with customers around the globe.

This week, Cadence concluded an agreement to acquire Verplex Systems, Inc., another key milestone in the Cadence digital IC design platform strategy. “The pending acquisition of Verplex is part of our ongoing strategy to provide customers with a complete solution to the increasingly complex challenges of IC design verification,” said Bingham. “We will incorporate Verplex’s formal verification technology into the Cadence Encounter digital IC platform’s nanometer implementation flow, the industry’s route to big, fast chips, and into the market-leading Cadence Incisive verification platform.”

Cadence also strengthened relationships with its Japanese customers as a result of acquiring major parts of the Innotech EDA software distribution business. Cadence Japan will now sell directly to every major IC company in the Japanese semiconductor industry. Innotech will focus on systems, a growth segment, and on developing new business. This arrangement provides Cadence with a more efficient channel and a larger presence in Japan.

The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially. These statements do not include the impact of any mergers, acquisitions or other business combinations, other than Verplex, that may be completed after June 28, 2003.

Business Outlook

Subscriptions are expected to make up 80 percent to 90 percent of software product bookings for the year. For Q3, the company expects total revenue in the range of $265 million to $275 million and 65 percent to 70 percent of software product revenue from ratable backlog. Pro forma diluted earnings per share is expected to be in the range of $0.11 to $0.13, with a GAAP diluted loss per share in the range of $0.18 to $0.16. For the full year 2003, the company expects total revenues to be in the range of $1.09 billion to $1.13 billion. Pro forma diluted earnings per share for 2003 are expected to be in the range of $0.48 to $0.52, with a GAAP diluted loss per share expected to be in the range of $0.13 to $0.09.

Cadence continues to focus on cost reduction, and plans to eliminate approximately 500 jobs. This action, affecting about 10 percent of the workforce worldwide, will result in restructuring charges of $60 million in the third quarter.

Costs and expenses are expected to be down by about 20 percent for the second half of 2003 on a year-over-year basis.

A schedule showing a reconciliation of the business outlook from GAAP to pro forma diluted net income per share is included with this release.

Cadence expects to complete its acquisition of Verplex in the third quarter. However, the closing is subject to a number of conditions, the satisfaction of which may delay the closing or the failure of which to be satisfied could result in the termination of the definitive agreement.

Audio Webcast Scheduled

Cadence Design Systems, Inc.’s Ray Bingham, chief executive officer, and Bill Porter, chief financial officer, will host a second quarter Financial Results Audio webcast today, July 15, 2003, at 1:45 p.m. (Pacific) / 4:45 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting July 15 at

5:00 p.m. Pacific time and ending at 5:00 p.m. on July 22. Webcast access is available at www.cadence.com/company/investor   relations.

About Cadence

Cadence is the largest supplier of electronic design technologies, methodology services, and design services. Cadence solutions are used to accelerate and manage the design of semiconductors, computer systems, networking and telecommunications equipment, consumer electronics, and a variety of other electronics based products. With approximately 5000 employees and 2002 revenues of approximately $1.3 billion, Cadence has sales offices, design centers, and research facilities around the world. The company is headquartered in San Jose, Calif., and traded on the New York Stock Exchange under the symbol CDN. More information about the company, its products and services is available at www.cadence.com.

Cadence and the Cadence logo are registered trademarks, and Incisive is a trademark of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

The statements contained above regarding the company’s second quarter 2003 results, those contained in the Business Outlook section above and the statements by Ray Bingham include forward looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Readers are cautioned not to put undue reliance on these forward looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many of which are outside the control of Cadence, including, among others: Cadence’s ability to compete successfully in the design automation product and the commercial electronic design and methodology services industries; the mix of products and services sold and the timing of significant orders for its products; economic uncertainty; fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; and the acquisition of other companies or the failure to successfully integrate them.

For a detailed discussion of these and other cautionary statements, please refer to the company’s filings with the Securities and Exchange Commission. These include the company’s Annual Report on Form 10-K for the year ended December 28, 2002 and Quarterly Report on Form 10-Q for the quarter ended March 29, 2003.

In the calculation of the company’s pro forma earnings and pro forma diluted earnings per share for this and other periods, Cadence has excluded one or more of the following items: amortization of acquired intangibles, amortization of deferred stock compensation, restructuring and other charges and write off of in-process technology from acquisitions, tax provisions, inventory write-downs, equity investment write-downs and certain non-routine legal costs. Cadence management uses pro forma earnings and pro forma diluted earnings per share to evaluate the performance of its core business of developing and selling its products and services and to estimate its future core performance, before taking into account the effect of typically non-cash items that are variable and difficult to predict from period to period.

Cadence management believes that the items excluded from its pro forma calculations are generally infrequent and somewhat unpredictable events or events whose impact on earnings will be resolved over a reasonably short, finite period of time. By excluding these variable and unpredictable, generally non-cash items that do not arise from the company’s core business operations, Cadence management believes it can better compare the revenues and costs of its operating business to the past and future operations of that operating business.

Though Cadence management finds these pro forma measures useful for evaluating aspects of Cadence’s business, its reliance on these measures is limited because these excluded items often have a material effect on Cadence’s earnings and earnings per share calculated in accordance with GAAP. Therefore, Cadence management always uses the pro forma earnings and earnings per share measures in conjunction with GAAP earnings and earnings per share measures. Just because an item may be non-cash does not mean it is not important to an understanding of a company’s financial statements. In fact, investors are encouraged to look at GAAP results as the best measure of financial performance. For example, amortization of intangibles, write-downs of assets or in-process technology are important to consider because they represent initial cash expenditures that are merely reported under GAAP across future fiscal periods. Likewise, deferred stock compensation expense is an obligation of the company that should be considered. Restructuring charges require cash outlays and can be triggered by acquisitions or product adjustments, as well as overall company performance within a given business environment. All of these metrics are important to financial performance generally. Therefore, Cadence management typically uses the pro forma earnings and earnings per share measures in conjunction with GAAP earnings and earnings per share measures, to address these limitations.

Cadence believes that presenting pro forma earnings and earnings per share measures provides investors with an additional tool for evaluating the company’s core performance that management uses in its own evaluation of performance, and a pro forma base line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into our financial results.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the Business Outlook published in this press release. At the same time, Cadence will keep this press release, including the outlook, publicly available on its Web site (www.cadence.com/company/investor_relations/index.html ). Prior to the start of the Quiet Period (described below), the public may continue to rely on the Business Outlook herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.

Beginning September 15, 2003, Cadence will observe a “Quiet Period” during which the Business Outlook as provided in this press release and the company’s most recent quarterly report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the Business Outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the company. During the Quiet Period, Cadence representatives will not comment concerning the outlook or Cadence’s financial results or expectations. The Quiet Period will extend until the day when Cadence’s next quarterly Earnings Release is published, currently scheduled for October 14, 2003.

# # #

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
June 28, 2003 and December 28, 2002
(In $000’s)

	June 28,	December 28,
	2003	2002

	(Unaudited)
Current Assets:
Cash and cash equivalents	$207,213	$371,327
Short-term investments	34,205	24,286
Receivables, net	327,977	313,968
Inventories	11,277	9,614
Prepaid expenses and other	46,103	39,448

Total current assets	626,775	758,643

Property, plant and equipment, net	421,728	434,491
Acquired intangibles, net	1,058,115	883,339
Installment contract receivables, net	121,170	113,185
Other assets	211,881	248,603

Total Assets	$2,439,669	$2,438,261

Current Liabilities:
Current portion of capital lease obligations	$933	$1,609
Accounts payable and accrued liabilities	268,020	297,399
Deferred revenue	218,060	212,882

Total current liabilities	487,013	511,890

Long-term Liabilities:
Long-term debt and capital lease obligations	35,125	52,659
Other long-term liabilities	285,757	214,407

Total long-term liabilities	320,882	267,066

Stockholders’ equity	1,631,774	1,659,305
Total Liabilities and Stockholders’ Equity	$2,439,669	$2,438,261

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Operations
For the Quarters and Six Months Ended June 28, 2003 and June 29, 2002
(In $000’s, except per share amounts)
(Unaudited)

	Quarters Ended		Six Months Ended

	June 28, 2003	June 29, 2002	June 28, 2003	June 29, 2002

Revenue:
Product	$160,630	$226,064	$301,912	$445,113
Services	34,801	37,026	67,189	80,292
Maintenance	81,006	81,730	163,212	164,129

Total revenue	276,437	344,820	532,313	689,534

Costs and Expenses:
Cost of product	7,019	29,822	15,230	47,922
Cost of services	23,971	28,784	47,598	61,550
Cost of maintenance	13,929	17,340	29,004	33,768
Marketing and sales	85,265	96,170	168,880	192,951
Research and development	88,376	78,255	173,498	156,445
General and administrative	20,107	25,552	46,784	63,082
Amortization of acquired intangibles	26,017	19,048	51,303	37,697
Amortization of deferred stock compensation	9,517	7,454	19,137	10,947
Restructuring and other charges	1,352	55,523	1,352	73,231
Write-off of acquired in-process technology	3,800	27,400	5,500	27,400

Total costs and expenses	279,353	385,348	558,286	704,993

Loss from operations	(2,916)	(40,528)	(25,973)	(15,459)
Interest expense	(640)	(421)	(1,314)	(900)
Other expense, net	(6,192)	(9,401)	(5,284)	(3,919)

Loss before provision (benefit) for income taxes	(9,748)	(50,350)	(32,571)	(20,278)
Provision (benefit) for income taxes	(1,895)	(4,029)	(5,602)	4,698

Net loss	$(7,853)	$(46,321)	$(26,969)	$(24,976)

Basic net loss per share	$(0.03)	$(0.18)	$(0.10)	$(0.10)

Diluted net loss per share	$(0.03)	$(0.18)	$(0.10)	$(0.10)

Weighted average common shares outstanding	267,887	251,250	268,128	250,453

Weighted average common and potential common shares outstanding — assuming dilution	267,887	251,250	268,128	250,453

Supplemental diluted earnings per share before amortization of acquired intangibles, amortization of deferred stock compensation, restructuring and other charges, write-off of acquired in-process technology, write-down of equity investments to fair value, reserve against inventory, non-recurring legal costs, and income tax effect of pro forma adjustments	$0.09	$0.24	$0.13	$0.47

Cadence Design Systems, Inc.
Pro Forma Condensed Consolidated Statements of Operations
Impact of Pro Forma Adjustments on Reported Net Loss
For the Quarters Ended June 28, 2003 and June 29, 2002
(In $000’s, except per share amounts)
(Unaudited)

	Quarter Ended				Quarter Ended
	June 28, 2003				June 29, 2002

	As Reported	Adjustments		Pro Forma	As Reported	Adjustments		Pro Forma
Revenue:
Product	$160,630	$—		$160,630	$226,064	$—		$226,064
Services	34,801	—		34,801	37,026	—		37,026
Maintenance	81,006	—		81,006	81,730	—		81,730

Total revenue	276,437	—		276,437	344,820	—		344,820

Costs and Expenses:
Cost of product	7,019	—		7,019	29,822	(13,805	)(F)	16,017
Cost of services	23,971	—		23,971	28,784	—		28,784
Cost of maintenance	13,929	—		13,929	17,340	—		17,340
Marketing and sales	85,265	—		85,265	96,170	—		96,170
Research and development	88,376	—		88,376	78,255	—		78,255
General and administrative	20,107	—		20,107	25,552	—		25,552
Amortization of acquired intangibles	26,017	(26,017	)(A)	—	19,048	(19,048	)(A)	—
Amortization of deferred stock compensation	9,517	(9,517	)(B)	—	7,454	(7,454	)(B)	—
Restructuring and other charges	1,352	(1,352	)(C)	—	55,523	(55,523	)(C)	—
Write-off of acquired in-process technology	3,800	(3,800	)(D	—	27,400	(27,400	)(D)	—

Total costs and expenses	279,353	(40,686)		238,667	385,348	(123,230)		262,118

Income (loss) from operations	(2,916)	40,686		37,770	(40,528)	123,230		82,702
Interest expense	(640)	—		(640)	(421)	—		(421)
Other income (loss), net	(6,192)	3,623	(E)	(2,569)	(9,401)	10,000	(E)	599

Income (loss) before provision (benefit) for income taxes	(9,748)	44,309		34,561	(50,350)	133,230		82,880
Provision (benefit) for income taxes	(1,895)	10,881	(G)	8,986	(4,029)	25,578	(G)	21,549

Net Income (loss)	$(7,853)	$33,428		$25,575	$(46,321)	$107,652		$61,331

Basic net income (loss) per share	$(0.03)			$0.10	$(0.18)			$0.24

Diluted net income (loss) per share	$(0.03)			$0.09	$(0.18)			$0.24

Weighted average common shares outstanding	267,887			267,887	251,250			251,250

Weighted average common and potential common shares outstanding — assuming dilution	267,887			273,728	251,250			258,660

Notes:

(A) Non-cash amortization of acquired intangibles

(B) Non-cash amortization of deferred stock compensation

(C) Restructuring and other charges

(D) Write-off of acquired in-process technology

(E) Write-down of equity investments to fair value

(F) Reserve against inventory

(G) Income tax effect of pro forma adjustments

Cadence Design Systems, Inc.
Pro Forma Condensed Consolidated Statements of Operations
Impact of Pro Forma Adjustments on Reported Net Loss
For the Six Months Ended June 28, 2003 and June 29, 2002
(In $000’s, except per share amounts)
(Unaudited)

	Six Months Ended				Six Months Ended
	June 28, 2003				June 29, 2002

	As Reported	Adjustments		Pro Forma	As Reported	Adjustments		Pro Forma
Revenue:
Product	$301,912	$—		$301,912	$445,113	$—		$445,113
Services	67,189	—		67,189	80,292	—		80,292
Maintenance	163,212	—		163,212	164,129	—		164,129

Total revenue	532,313	—		532,313	689,534	—		689,534

Costs and Expenses:
Cost of product	15,230	—		15,230	47,922	(13,805	)(F)	34,117
Cost of services	47,598	—		47,598	61,550	—		61,550
Cost of maintenance	29,004	—		29,004	33,768	—		33,768
Marketing and sales	168,880	—		168,880	192,951	—		192,951
Research and development	173,498	—		173,498	156,445	—		156,445
General and administrative	46,784	—		46,784	63,082	(11,100	)(G)	51,982
Amortization of acquired intangibles	51,303	(51,303	)(A)	—	37,697	(37,697	)(A)	—
Amortization of deferred stock compensation	19,137	(19,137	)(B)	—	10,947	(10,947	)(B)	—
Restructuring and other charges	1,352	(1,352	)(C)	—	73,231	(73,231	)(C)	—
Write-off of acquired in-process technology	5,500	(5,500	)(D)	—	27,400	(27,400	)(D)	—

Total costs and expenses	558,286	(77,292)		480,994	704,993	(174,180)		530,813

Income (loss) from operations	(25,973)	77,292		51,319	(15,459)	174,180		158,721
Interest expense	(1,314)	—		(1,314)	(900)	—		(900)
Other income (loss), net	(5,284)	3,623	(E)	(1,661)	(3,919)	10,000	(E)	6,081

Income (loss) before provision for income taxes	(32,571)	80,915		48,344	(20,278)	184,180		163,902
Provision (benefit) for income taxes	(5,602)	18,172	(H)	12,570	4,698	37,917	(H)	42,615

Net Income (loss)	$(26,969)	$62,743		$35,774	$(24,976)	$146,263		$121,287

Basic net income (loss) per share	$(0.10)			$0.13	$(0.10)			$0.48

Diluted net income (loss) per share	$(0.10)			$0.13	$(0.10)			$0.47

Weighted average common shares outstanding	268,128			268,128	250,453			250,453

Weighted average common and potential common shares outstanding — assuming dilution	268,128			273,239	250,453			259,734

Notes:

(A) Non-cash amortization of acquired intangibles

(B) Non-cash amortization of deferred stock compensation

(C) Restructuring and other charges

(D) Write-off of acquired in-process technology

(E) Write-down of equity investments to fair value

(F) Reserve against inventory

(G) Non-recurring legal costs

(H) Income tax effect of pro forma adjustments

Cadence Design Systems, Inc.
As of July 15, 2003
Impact of Pro Forma Adjustments on Forward Looking Diluted Net Income per Share
(In $000,000’s, except per share amounts)
(Unaudited)

	Quarter Ended
	September 27,	Year Ended
	2003	January 3, 2004

GAAP net income (loss) per share	$(0.18) to $(0.16)	$(0.13) to $(0.09)
Amortization of acquired intangibles	0.10	0.38
Amortization of deferred stock compensation	0.04	0.15
Write-off of in-process technology	0.01	0.03
Restructuring and other charges	0.22	0.24
Write-down of equity investments	0.00	0.01
Income tax effect of reconciling items	(0.08)	(0.20)

Pro forma diluted net income per share	$0.11 to $0.13	$0.48 to $0.52

Cadence Design Systems, Inc.

2001-2003 Revenue Detail by Product Group ($ Millions)

			2001					2002			2003

	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2

Product Revenue:
IC Implementation	96.3	96.3	135.6	117.3	445.5	122.6	137.8	122.4	91.3	474.2	77.6	94.1
IP Creation	64.9	71.0	63.7	93.3	292.9	73.8	71.0	68.0	47.8	260.5	54.2	53.5
PSD	20.1	22.9	18.1	31.1	92.2	22.7	17.2	19.9	17.4	77.2	9.5	13.0

Total Product Revenue	181.3	190.2	217.4	241.7	830.5	219.0	226.1	210.3	156.5	811.9	141.3	160.6
Services	80.0	73.8	58.0	51.5	263.4	43.3	37.0	34.0	35.5	149.8	32.4	34.8
Maintenance	83.4	83.6	84.6	85.0	336.6	82.4	81.7	83.0	84.3	331.3	82.2	81.0
TOTAL REVENUE	344.7	347.6	360.0	378.2	1,430.4	344.7	344.8	327.2	276.3	1,293.1	255.9	276.4

2001-2003 Revenue Detail by Geography ($ Millions)

			2001					2002			2003

	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2

North America	217.0	201.2	178.8	224.1	821.0	204.5	185.7	193.6	160.7	744.4	135.5	151.1
Europe	59.6	85.6	118.3	70.1	333.6	56.6	95.9	61.1	44.3	257.9	44.7	41.6
Japan	48.9	43.5	30.1	58.8	181.3	61.6	36.5	47.1	43.5	188.7	53.4	59.6
Asia	19.1	17.4	32.9	25.2	94.5	22.0	26.7	25.5	27.8	102.0	22.2	24.1
TOTAL REVENUE	344.7	347.6	360.0	378.2	1,430.4	344.7	344.8	327.2	276.3	1,293.1	255.9	276.4